EXHIBIT 99.1
EZCORP ANNOUNCES YEAREND RESULTS
AUSTIN, Texas (November 8, 2007) — EZCORP, Inc. (Nasdaq: EZPW) announced today results for its fourth fiscal quarter and 2007 fiscal year, which ended September 30, 2007.
For the quarter ended September 30, 2007, EZCORP’s net income increased 22% to $11,155,000 ($0.26 per share) compared to $9,168,000 ($0.21 per share) for the quarter ended September 30, 2006. Total revenues for the quarter increased 19% to $103,892,000 while operating income improved 28% to $16,727,000.
For the twelve months ended September 30, 2007, net income increased 29% to $37,874,000 ($0.88 per share) compared to $29,259,000 ($0.69 per share) for the prior year twelve month period. Total revenues grew 18% to $372,215,000 while operating income increased 29% to $55,537,000.
Commenting on these results, President and Chief Executive Officer, Joe Rotunda, stated, “It has been a busy quarter and year for us. In June, we completed the largest acquisition in our history with the acquisition of the 15 Jumping Jack Cash pawnshop locations in Colorado. In August, we entered into an agreement for our most strategic acquisition in our history, the acquisition of the 20 Mister Money pawnshop locations in Mexico. On October 22nd, we closed on that acquisition and we now operate 24 pawnshops in Mexico. During the year we continued the expansion of our EZMONEY locations adding a net 99 stores and expanded into four new states.”
Rotunda continued, “In our fourth quarter we saw exceptionally strong performance in our pawn business and continued strong performance in our signature loan business. Our pawn net revenues increased almost 14% in the quarter resulting from 3% same store sales growth, 9% same store pawn service charge growth and the addition of net revenues from the Jumping Jack Cash locations. Our signature loan contribution, or fees less bad debt, increased approximately 30% from the prior year quarter. Our bad debt, measured as a percent of fees of 31% was up approximately five percentage points from the prior year quarter but improved roughly seven percentage points from the June quarter.”
Rotunda concluded, “Looking forward, we will maintain our intensity on growing the business, improving profitability and strengthening our balance sheet. For our fiscal 2008 that began on October 1st, we expect to deliver earnings per share of approximately $1.12. For our first fiscal 2008 quarter, we expect to generate earnings per share of approximately $0.28. In fiscal 2008, we plan to open approximately 100 EZMONEY locations and seven to ten Mexico pawnshop locations.”

EZCORP is primarily a lender or provider of credit services to individuals who do not have cash resources or access to credit to meet their short-term cash needs. The Company offers non-recourse loans collateralized by tangible personal property, commonly known as pawn loans, in 294 U.S. and four Mexico EZPAWN locations and 20 Mister Money Mexico locations open on November 7, 2007. At these locations, the Company also sells merchandise, primarily collateral forfeited from its pawn lending operations, to consumers looking for good value. In 434 EZMONEY locations and 75 EZPAWN locations open on November 7, 2007, the Company offers short-term non-collateralized loans, often referred to as payday loans, or fee based credit services to customers seeking loans.
This announcement contains certain forward-looking statements regarding the Company’s expected performance for future periods including, but not limited to, new store expansion, anticipated benefits of acquisitions and investments and expected future earnings. Actual results for these periods may materially differ from these statements. Such forward-looking statements involve risks and uncertainties such as changing market conditions in the overall economy and the industry, consumer demand for the Company’s services and merchandise, changes in the regulatory environment, and other factors periodically discussed in the Company’s annual, quarterly and other reports filed with the Securities and Exchange Commission.
You are invited to listen to a conference call discussing these results on November 8, 2007 at 3:30pm Central Time. The conference call can be accessed over the Internet or replayed at your convenience at the following address.
http://www.videonewswire.com/event.asp?id=43414
For additional information, contact Dan Tonissen at (512) 314-2289.

EZCORP, Inc.
Highlights of Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

		Three Months Ended September 30,
		2007	2006
1	Revenues:
2	Merchandise sales	$33,101	$30,022
3	Jewelry scrapping sales	18,198	16,804
4	Pawn service charges	22,055	18,337
5	Signature loan fees	30,215	21,891
6	Other	323	301

7	Total revenues	103,892	87,355
8	Cost of goods sold:
9	Cost of merchandise sales	19,598	18,044
10	Cost of jewelry scrapping sales	12,791	11,133

11	Total cost of goods sold	32,389	29,177

12	Net revenues	71,503	58,178
13
14	Operations expense	34,515	29,643
15	Signature loan bad debt	9,422	5,835
16	Administrative expense	8,221	7,402
17	Depreciation and amortization	2,618	2,208

18	Operating income	16,727	13,090
19
20	Interest income	(155)	(237)
21	Interest expense	67	45
22	Equity in net income of unconsolidated affiliate	(760)	(688)
23	Loss on sale/disposal of assets	59	55

24	Income before income taxes	17,516	13,915
25	Income tax expense	6,361	4,747

26	Net income	$11,155	$9,168

27
28	Net income per share, diluted	$0.26	$0.21

29
30	Weighted average shares, diluted	43,215	42,909

EZCORP, Inc.
Highlights of Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

		Year Ended September 30,
		2007	2006
1	Revenues:
2	Merchandise sales	$141,094	$134,326
3	Jewelry scrapping sales	51,893	43,098
4	Pawn service charges	73,551	65,325
5	Signature loan fees	104,347	71,840
6	Other	1,330	1,263

7	Total revenues	372,215	315,852
8	Cost of goods sold:
9	Cost of merchandise sales	83,501	78,459
10	Cost of jewelry scrapping sales	34,506	28,414

11	Total cost of goods sold	118,007	106,873

12	Net revenues	254,208	208,979
13
14	Operations expense	128,602	111,738
15	Signature loan bad debt	28,508	17,897
16	Administrative expense	31,749	27,749
17	Depreciation and amortization	9,812	8,610

18	Operating income	55,537	42,985
19
20	Interest income	(1,654)	(520)
21	Interest expense	281	441
22	Equity in net income of unconsolidated affiliate	(2,945)	(2,433)
23	Gain on sale/disposal of assets	(72)	(7)

24	Income before income taxes	59,927	45,504
25	Income tax expense	22,053	16,245

26	Net income	$37,874	$29,259

27
28	Net income per share, diluted	$0.88	$0.69

29
30	Weighted average shares, diluted	43,230	42,264

EZCORP, Inc.
Highlights of Consolidated Balance Sheets (Unaudited)
(in thousands, except per share data and store counts)

		As of September 30,
		2007	2006
1	Assets:
2	Current assets:
3	Cash and cash equivalents	$22,533	$29,939
4	Pawn loans	60,742	50,304
5	Payday loans, net	4,814	2,443
6	Pawn service charges receivable, net	10,113	8,234
7	Signature loan fees receivable, net	5,992	4,380
8	Inventory, net	37,942	35,616
9	Deferred tax asset	8,964	7,150
10	Federal income taxes receivable	—	35
11	Prepaid expenses and other assets	6,146	3,907

12	Total current assets	157,246	142,008
13
14	Investment in unconsolidated affiliate	35,746	19,275
15	Property and equipment, net	33,806	29,447
16	Deferred tax asset, non-current	4,765	3,749
17	Goodwill	16,211	768
18	Other assets, net	3,412	2,611

19	Total assets	$251,186	$197,858

20	Liabilities and stockholders’ equity:
21	Current liabilities:
22	Accounts payable and other accrued expenses	$25,592	$22,579
23	Customer layaway deposits	1,988	1,890
24	Federal income taxes payable	4,795	—

25	Total current liabilities	32,375	24,469
26
27	Deferred gains and other long-term liabilities	2,886	3,249
28	Total stockholders’ equity	215,925	170,140

29	Total liabilities and stockholders’ equity	$251,186	$197,858

30
31	Pawn loan balance per ending pawn store	$204	$180
32	Inventory per ending pawn store	$127	$127
33	Book value per share	$5.23	$4.20
34	Tangible book value per share	$4.77	$4.13
35	EZPAWN store count — end of period	298	280
36	EZMoney signature loan store count — end of period	433	334
37	Shares outstanding — end of period	41,306	40,485

EZCORP, Inc.
Operating Segment Results (Unaudited)
(in thousands, except store counts)

		EZPAWN	EZMONEY
		Operations	Operations	Consolidated
	Three months ended September 30, 2007:
1	Revenues:
2	Sales	$51,299	$—	$51,299
3	Pawn service charges	22,055	—	22,055
4	Signature loan fees	828	29,387	30,215
5	Other	323	—	323

6	Total revenues	74,505	29,387	103,892
7
8	Cost of goods sold	32,389	—	32,389

9	Net revenues	42,116	29,387	71,503
10
11	Operating expenses:
12	Operations expense	22,671	11,844	34,515
13	Signature loan bad debt	347	9,075	9,422

14	Total direct expenses	23,018	20,919	43,937

15	Store operating income	$19,098	$8,468	$27,566

16
17	EZPAWN store count — end of period	298	—	298
18	EZMoney signature loan store count — end of period	6	427	433
19
20	Three months ended September 30, 2006:
21	Revenues:
22	Sales	$46,826	$—	$46,826
23	Pawn service charges	18,337	—	18,337
24	Signature loan fees	971	20,920	21,891
25	Other	301	—	301

26	Total revenues	66,435	20,920	87,355
27
28	Cost of goods sold	29,177	—	29,177

29	Net revenues	37,258	20,920	58,178
30
31	Operating expenses:
32	Operations expense	21,453	8,190	29,643
33	Signature loan bad debt	387	5,448	5,835

34	Total direct expenses	21,840	13,638	35,478

35	Store operating income	$15,418	$7,282	$22,700

36
37	EZPAWN store count — end of period	280	—	280
38	EZMoney signature loan store count — end of period	6	328	334

EZCORP, Inc.
Operating Segment Results (Unaudited)
(in thousands, except store counts)

		EZPAWN	EZMONEY
		Operations	Operations	Consolidated
	Year ended September 30, 2007:
1	Revenues:
2	Sales	$192,987	$—	$192,987
3	Pawn service charges	73,551	—	73,551
4	Signature loan fees	3,314	101,033	104,347
5	Other	1,330	—	1,330
6	Total revenues	271,182	101,033	372,215
7
8	Cost of goods sold	118,007	—	118,007

9	Net revenues	153,175	101,033	254,208
10
11	Operating expenses:
12	Operations expense	87,555	41,047	128,602
13	Signature loan bad debt	1,390	27,118	28,508
14	Total direct expenses	88,945	68,165	157,110
15	Store operating income	$64,230	$32,868	$97,098

16
17	EZPAWN store count — end of period	298	—	298
18	EZMoney signature loan store count — end of period	6	427	433
19
20	Year ended September 30, 2006:
21	Revenues:
22	Sales	$177,424	$—	$177,424
23	Pawn service charges	65,325	—	65,325
24	Signature loan fees	3,155	68,685	71,840
25	Other	1,263	—	1,263
26	Total revenues	247,167	68,685	315,852
27
28	Cost of goods sold	106,873	—	106,873

29	Net revenues	140,294	68,685	208,979
30
31	Operating expenses:
32	Operations expense	84,830	26,908	111,738
33	Signature loan bad debt	1,286	16,611	17,897
34	Total direct expenses	86,116	43,519	129,635
35	Store operating income	$54,178	$25,166	$79,344

36
37	EZPAWN store count — end of period	280	—	280
38	EZMoney signature loan store count — end of period	6	328	334